SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PIMCO Dynamic Credit Income Fund

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PIMCO Dynamic Credit Income Fund

IMPORTANT NOTICE FROM THE BOARD OF TRUSTEES AND

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

March 13, 2015

Dear Shareholder:

The annual shareholders’ meeting for the PIMCO Dynamic Credit Income Fund is scheduled to take place on April 30, 2015. On behalf of the Fund’s Board of Trustees and PIMCO, its investment manager, we are writing to ask you to vote the enclosed WHITE PROXY CARD to elect the three current Trustees who are up for election this year. Each of them is an experienced and highly qualified professional with a demonstrated history of protecting shareholders’ interests.

We also wanted to alert you that you may soon be receiving proxy materials and a gold proxy card from Ironsides, a hedge fund shareholder of the Fund. Ironsides intends to nominate two of its own candidates to the Fund’s Board: the founder and a principal of Ironsides Partners LLC and an attorney who has represented the founder’s interests in the past.

The Fund’s Board and PIMCO vigorously oppose any Ironsides nominees because we believe Ironsides is acting in its own interests and not in the long-term interests of all shareholders. We strongly urge you NOT to respond to any Ironsides communication and NOT to vote any gold proxy card(s) that you may receive from Ironsides.

Here is why we believe you should support the Board and the current Trustees:

•	The Fund has delivered on its primary objective of seeking current income. Since inception, the Fund has paid a total distribution of $4.71 for each share,[1] representing an annualized yield of 9.0%.[2]

•	The Fund has significantly outperformed its peers. The Fund has generated an annualized total return of 7.8% since inception based on net asset value. This significantly exceeded the average return of the funds in the Lipper Global Income Category during the same period, 3.1%. On a market price basis, the Fund has delivered an annualized total return of 0.6% since inception, compared to -1.4% for the Lipper category, placing the Fund’s performance in the top 20% of its peer group.[3]

•	We believe that Ironsides is attempting to pressure the Board and management to take short-sighted actions. We do not believe that Ironsides’ motivations and strategies are designed to enhance long-term Fund performance. Rather, they are intended to allow Ironsides to turn a short-term profit without benefiting long-term shareholders.

•	The Board is mindful of the Fund’s discount to NAV and remains focused on sustainable long-term performance. While the Fund’s shares have traded at a discount to net asset value, we largely attribute this to the volatile market environment that followed the launch of the Fund in 2013, when the Fed announced the tapering of its monthly asset purchase program. This had a widespread, negative

[1]	Including special year-end dividend and capital gains distributions.

[2]	Based on annualized total of all distributions divided by the Fund’s NAV per share as of respective ex-date for each distribution.

[3]	Lipper ranking is from inception through 2/27/2015.

impact on investor demand for fixed income closed-end funds and risk assets in general, causing the discounts for the closed-end fund universe generally to widen, and, specifically, with an average fund in the Lipper Global Income peer group trading at 7.9% discount.[4] The Board continues to monitor the Fund’s discount and to consider various methods of addressing the discount in light of the best interests of all shareholders. To date, the Board has determined not to take actions such as share repurchases or tender offers because the Board believes such actions generally fail to provide lasting benefits for long-term shareholders. The Board and PIMCO take a long-term view and believe that NAV performance is the appropriate way to evaluate return and that strong NAV returns and attractive distributions result in robust total returns for shareholders in the long run.

•	The Fund’s portfolio management team is highly qualified, and PIMCO continues to follow the same investment process. PIMCO is one of the world’s leading investment managers. The Fund’s management team is highly qualified and, recently, one of the Fund’s portfolio managers, Dan Ivascyn, was elected to Group Chief Investment Officer of PIMCO. Importantly, PIMCO continues to follow the same time-tested investment process in managing the Fund that has guided all PIMCO investment strategies for decades.

We urge you NOT to cast your vote for nominees who are loyal to Ironsides rather than the long-term interests of shareholders. If you value a long-term approach intended to benefit all shareholders – Please vote the WHITE proxy card.

•	Please do not send back any gold proxy card you receive, even to vote against the Ironsides nominees. Doing so will cancel any prior vote you cast to elect the current Trustees.

•	If you previously signed an Ironsides/gold proxy card, you can still sign, date and return the Fund’s WHITE proxy card. You have the right to change your vote and only the latest dated proxy counts.

Should you have any questions, please don’t hesitate to contact our proxy solicitation firm, AST, by calling toll-free: 1-877-536-1588.

If you have already returned a White Proxy Card, we appreciate your vote of confidence. We greatly value the trust you have placed in us through your investment and thank you for your continued support.

Sincerely yours,

Peter G. Strelow

President/Principal Executive Officer of the Fund

Hans W. Kertess

Chairman of the Board, PIMCO Dynamic Credit Income Fund

[4]	Discount information as of February 27, 2015, as provided by Lipper.

ADDITIONAL INFORMATION:

On February 18, 2015 the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to shareholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current Trustee nominees and to vote upon all the proposals expected to be presented at the annual meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING APRIL 30, 2015 ANNUAL MEETING OF SHAREHOLDERS. Shareholders can obtain additional copies of the notice of annual meeting and proxy statement, including the White Proxy Card, and other documents filed by the Fund with the SEC when they become available, by contacting the Fund c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019, or by calling 1-877-536-1588 on any business day. You may also visit the Fund’s Web site at www.pimco.com/closedendfunds. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.

The Fund, its Trustees, officers, and other members of management may be deemed to be participants in any future solicitation of the Fund’s security holders in connection with its April 30, 2015 annual meeting of shareholders. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2014 and its proxy statement for the April 30, 2015 annual meeting of shareholders.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including loss of principal. Investment return and the value of shares will fluctuate. Returns are calculated by determining the percentage change in NAV or market price (as applicable) in the specific period. The calculation assumes that all dividends and distributions, if any, have been reinvested. The value of most bond funds and fixed-income securities are impacted by changes in interest rates. Bonds and bond funds with longer durations tend to be more sensitive and more volatile than securities with shorter durations; bond prices generally fall as interest rates rise. High yield, lower-rated, securities involve greater risk than higher-rated securities; portfolios that invest in them may be subject to greater levels of credit and liquidity risk than portfolios that do not. Except for the historical information and discussions contained herein, statements contained in this letter constitute forward-looking statements. These statements may involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

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